EXHIBIT IV

Consent of Independent Auditors

To the Board of Directors of

European Investment Bank

(“EIB”)

We consent to the use and incorporation by reference in the EIB’s registration statement (No. 333-274695) under Schedule B of our reports dated March 25, 2026, with respect to:

•	the unconsolidated financial statements of the EIB as of and for the year ended December 31, 2025, which consist of the balance sheet as of December 31, 2025, the profit and loss account and the cash flow statement for the year then ended, and notes to the unconsolidated financial statements, including a summary of significant accounting policies and other explanatory information, prepared in accordance with the general principles of Directive 86/635/EEC of the Council of the European Communities of December 8, 1986 on the annual accounts and consolidated accounts of banks and other financial institutions, as amended by Directive 2001/65/EC of September 27, 2001, by Directive 2003/51/EC of June 18, 2003 and by Directive 2006/46/EC of June 14, 2006 (the “Directives”);

•	the consolidated financial statements of the EIB as of and for the year ended December 31, 2025, which consist of the consolidated balance sheet as of December 31, 2025, the consolidated profit and loss account and the consolidated cash flow statement for the year then ended, and notes to the consolidated financial statements, including a summary of significant accounting policies and other explanatory information, prepared in accordance with the Directives; and

•	the consolidated financial statements of the EIB as of and for the year ended December 31, 2025, which consist of the consolidated balance sheet as of December 31, 2025, the consolidated income statement, consolidated statement of profit or loss and other comprehensive income, consolidated statement of changes in equity and consolidated cash flow statement for the year then ended, and notes to the consolidated financial statements, including a summary of significant accounting policies and other explanatory information, prepared in accordance with International Financial Reporting Standards as adopted by the European Union, which reports appear in Exhibit I of the EIB’s annual report on Form 18-K for the fiscal year ended December 31, 2025.

Luxembourg, May 5, 2026

/s/ KPMG AUDIT SOCIÉTÉ À RESPONSABILITÉ LIMITÉE
KPMG Audit Société à responsabilité limitée